                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1.       Steelcase Canada, Ltd., a Canadian corporation

2.       Steelcase Financial Services Inc., a Michigan corporation

3.       Office Details Inc., a Michigan corporation

4.       Brayton International Inc., a North Carolina corporation

5.       PolyVision Corporation, a New York corporation

6.       Steelcase SAS, a French "simplified" corporation

7.       Steelcase S.A., a French corporation

8.       Steelcase GmbH, a German limited liability company

9.       Steelcase plc, a British limited liability company

10.      AF Steelcase S.A., a Spanish corporation